EXHIBIT 10.5
ONLINE VACATION CENTER HOLDINGS CORP.                       EMPLOYMENT AGREEMENT
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SIMON TODD                  Services: President, Phoenix International
                                      Publishing, LLC
217 Ridge View Lane
                                      Vice President, Online Vacation Center
Trophy Club, Texas 76262              Holdings  Corp.

                           Term: 36 Months - September 1, 2006 - August 31, 2009

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ONLINE VACATION CENTER HOLDINGS CORP. ("WE" or "US"), 1801 NW 66th Avenue, Suite
102, Plantation, Florida 33313 does hereby offer to engage and retain SIMON TODD, the undersigned ("YOU") upon the following terms and conditions:

1. EMPLOYMENT: YOU will be employed by US in the office/position set forth above, will perform such services commensurate with your office/position and in compliance with applicable federal, state, local, international or other laws, regulations and ordinances as may be requested by US from time to time and will devote such time as may be necessary, in our opinion, to perform these services. YOU will initially office at 217 Ridge View Lane in Trophy Club, Texas (the "Original Office"). WE may subsequently move your office location provided that any such office is located within a fifteen (15) mile radius of the Original Office.

2. TERM: YOU will be employed for the Term (as originally set forth above and including any extensions referenced below); provided, however, this Agreement may be terminated earlier (A) for cause, by US upon 10 days' written notice to YOU based on your: (i) material breach or default of this Agreement or any material agreement, policy or procedure of ours and your failure to cure such breach or default within 30 days after written notice thereof; (ii) your indictment (which has not been subsequently dismissed) or conviction of any felony; (iii) your willful misconduct, malfeasance or moral turpitude; or (iv) your inability to perform the Services (determined in our reasonable discretion) due to your death or disability (with or without reasonable accommodations if such are required by the Americans With Disabilities Act), or (B) for cause, by YOU upon 10 days' written notice to US based on our breach or default of this Agreement and our failure to cure such breach or default within 30 days after written notice thereof; or (C) without cause, by either YOU or US upon 30 days' written notice to the other. Unless YOU or US has given written notice to the other of an election not to extend the Term of this Agreement on or before September 1, 2008 and each September 1 thereafter during the Term hereof (each, an "Extension Date"), the Term of your employment will be automatically extended on each Extension Date for an additional 12 months and such extended period will become the Term. In the event of any termination of this Agreement, salary will be calculated through the date of such termination and YOU will be paid all salary earned prior to the date of such termination in accordance with our normal payroll practices, except that in the event of any termination of this Agreement by US without cause or by YOU for cause, WE will continue, through the Term, to pay your salary in accordance with our normal payroll practices and WE will continue to provide YOU with the health, insurance, life, disability, dental, vision, cafeteria, pension, profit-sharing, 401(k) or other similar benefits YOU would have otherwise received hereunder, but expressly excluding therefrom any bonus (other than the bonus due hereunder), incentive, stock option, restricted share or similar plan (other than benefits thereunder which have vested prior to the termination date of this Agreement and YOU shall be entitled to such vested benefits in accordance with the plan terms applicable thereto). In the event of any termination of this Agreement, bonus will be payable as set forth in Section 4 hereof.

3. SALARY & BENEFITS: YOU will be paid a salary of $202,000 per year, such amount to be increased by 4% on each September 1 during the Term hereof, to be paid in arrears in accordance with our practices and pay periods, as such practices and pay periods may exist and change from time to time. YOU will be reimbursed "out-of-pocket expenses" incurred by YOU so long as such expenses have been documented, submitted and approved pursuant to our reimbursement policies and procedures. YOU are entitled to participate in any health, insurance, life, disability, dental, vision, cafeteria, pension, profit-sharing, 401(k) or other benefit plan available to our officers or employees at your same level, as any such plans may exist and change from time to time. YOU are entitled to participate in any bonus, incentive, stock option or restricted share plan that is offered to any officer or employee of ours on such terms as may be determined by our Board of Directors or President from time to time, as any such plans may exist and change from time to time. YOU will be entitled to vacation, personal time and holidays in accordance with policies available to our employees at your same level, as any such policies may exist and change from time to time. Any benefit plans or policies, and any benefits, vesting, terms, or conditions thereof, may be implemented, amended, terminated or canceled by US at any time.

4. BONUS: Notwithstanding anything herein to the contrary, in lieu and instead of your participation in any other bonus plan offered to employees at your same level, YOU will be paid the bonuses set forth in this Section
      4. YOU will be paid (A) a retention bonus equal to $50,000 to be paid on our next regularly scheduled payroll date following the date that YOU execute this Agreement, provided that, if YOU voluntarily resign your employment, other than for cause, within 2 years of the date you execute this Agreement, YOU will be required to repay the retention bonus amount to US; (B) a bonus equal to $30,000, to be paid within 30 days of each closing of any deal that is listed in the prospect database on or before August 31, 2006 and closed during the Term of this Agreement, and (C) a bonus equal to 10% of Phoenix International Publishing, LLC's total pre-tax income in excess of $200,000 for any fiscal year during the Term hereof multiplied by the number of days within such fiscal year on which YOU were employed and divided by 365, to be paid within 90 days after each fiscal year end, whether or not such fiscal year end is after the Term of this Agreement.

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EXHIBIT 10.5
ONLINE VACATION CENTER HOLDINGS CORP.                       EMPLOYMENT AGREEMENT
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5.    CONFIDENTIALITY  & NON-COMPETE:  YOU hereby  acknowledge and agree that WE have expended significant time and resources in developing our existing and prospective customers, suppliers, opportunities, businesses, concepts, ideas and operations and any information related thereto, including, but
      not  limited  to,  prices,  methods,  plans,  programs,   literature,  and
      documents   ("Confidential   Information"),   all  of  which  YOU   hereby
      acknowledged and agree to be proprietary and confidential. YOU hereby agree during your term of employment and for one year thereafter (which time period YOU acknowledge and agree is reasonable) that YOU will not, on your own behalf or in the service of or on behalf of others, (A) compete, directly or indirectly, through ownership, membership, participation, employment, consulting, contract or otherwise, with US (or any subsidiary or affiliate of US) within the United States and Great Britain (which geographical area YOU acknowledge and agree is reasonable) in any business and/or industry similar to that proposed or operated by US (or any subsidiary or affiliate of US), or (B) provide or disclose, use or divulge, or allow to be used or divulged, any Confidential Information, to any person for any purpose or in any manner detrimental to or in competition with our interests, or (C) solicit, divert or hire away, any customer, opportunity or employee of ours (or any subsidiary or affiliate of US), whether or not such relationship is by written or verbal agreement, full-time, part-time or temporary, or (D) copy or retain any Confidential Information.

6. WORK PRODUCT: YOU hereby acknowledge and agree that any and all work product which is conceived, designed, developed or contributed by YOU in your capacity as an employee hereunder ("Work Product") (A) is deemed to be within the scope of your employment, (B) is deemed to be "works made for hire" under the United States Copyright Act or other applicable laws, and (C) is deemed to be specifically ordered and commissioned by US, and YOU hereby assign, transfer and convey to US any and all worldwide right, title and interest which YOU may have in and to the Work Product, including, without limitation, any right, title and interest therein arising under trade secret, copyright, mask work, patent or any other laws. YOU will execute such further instruments and documents and take such further action as may be requested by US to effectuate our ownership and the purposes hereof. Work Product shall include, without limitation, products, designs, works, discoveries, inventions, improvements, intellectual property, graphic materials, electronically produced or stored material, ideas, routines, object and source codes, specifications, flow charts, licenses, copyrights, trademarks, patents, scripts, and other materials and documentation, together with all information data and know-how, alterations, corrections, improvements and upgrades thereto

7. OTHER: All notices and communications hereunder will be deemed given upon receipt by personal delivery, overnight courier, or fax or upon the 3rd day following mailing by registered or certified mail, return receipt requested, and either delivered or addressed to the addresses set forth herein. This Agreement constitutes the entire agreement between YOU and US regarding the subject matter of this Agreement and supersedes any prior understandings or agreements, written or verbal, between YOU and US. This Agreement may be amended, supplemented, modified or discharged only in writing executed by both YOU and US. In the event any provision of this Agreement shall be held invalid or unenforceable for any reason, such holding shall not invalidate or render unenforceable any other provision hereof. This Agreement may not be assigned by YOU. YOU agree any dispute hereunder shall be resolved by arbitration and YOU waive any right to a trial by jury in connection herewith. YOU agree our remedies for any breach hereof include damages, specific performance, injunctive relief and other equitable remedies, no bond shall be required in connection therewith and the prevailing party shall be entitled to recover attorneys fees and costs. This Agreement will be governed by the laws of the State of Florida and venue and jurisdiction will lie only in Broward County, Florida.

                   Agreed and accepted as of August 31, 2006.

YOU:       SIMON TODD            ONLINE VACATION CENTER HOLDINGS CORP.


/s/ Simon Todd                   By: /s/ Edward B. Rudner
Name: Simon Todd                 Name, Title: Edward B. Rudner,  President